Exhibit 99.1


   Glacier Bancorp, Inc. Announces Stock Repurchase and Reincorporation in
                                   Montana

    KALISPELL, Mont., May 5 /PRNewswire-FirstCall/ -- Glacier Bancorp, Inc.'s (Nasdaq: GBCI) Board of Directors, at a meeting held on April 28, 2004, authorized the repurchase of up to five percent of the Company's common shares. Such repurchases will be effected from time to time in the open market at prices acceptable to the Company. Glacier had approximately 19,500,000 shares outstanding as of April 30, 2004.
    At the Annual Shareholders Meeting held on April 28, 2004, shareholders approved the reincorporation of the Company from Delaware to Montana effective April 30, 2004.

    Headquartered in Kalispell, Montana, Glacier Bancorp, Inc. conducts business from Glacier Bank of Kalispell, First Security Bank of Missoula, Glacier Bank of Whitefish, Valley Bank of Helena, Big Sky Western Bank of Bozeman, Western Security Bank of Billings, all located in Montana and Mountain West Bank of Coeur d'Alene located in Idaho, Utah and Washington.
    Visit our website at www.glacierbancorp.com.

SOURCE  Glacier Bancorp, Inc.
    -0-                             05/05/2004
    /CONTACT: Michael J. Blodnick, +1-406-751-4701, or James H. Strosahl, +1-406-751-4702, both of Glacier Bancorp, Inc./
    /Web site:  http://www.glacierbancorp.com /
    (GBCI)

CO:  Glacier Bancorp, Inc.
ST:  Montana
IN:  FIN
SU: